VOYAGEUR MUTUAL FUNDS

Registration No. 811-07742
FORM N-SAR
Annual Period Ended August 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77C:  Matters submitted to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Mutual Funds (the ?Trust?), on behalf of Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, and Delaware Tax-Free New York Fund (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015 and reconvened to April 21, 2015, May 12, 2015, and June 2, 2015 for the proposals listed in items (ii) and (iii) below for Delaware Minnesota High-Yield Municipal Bond Fund, the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund; (iii) to revise the fundamental investment restriction relating to lending for Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The Joint Special Meeting of Shareholders of the Trust was adjourned to April 21, 2015, May 12, 2015, and June 2, 2015 for the proposals (i) to approve the implementation of a new ?manager of managers? order for Delaware Tax-Free New York Fund and (ii) to revise the fundamental investment restriction relating to lending for Delaware Tax-Free New York Fund.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For   77,276,795.607
Percentage of Outstanding Shares 65.123%
Percentage of Shares Voted  98.335%
Shares Withheld   1,308,193.317
Percentage of Outstanding Shares 1.102%
Percentage of Shares Voted  1.665%
Ann D. Borowiec

Shares Voted For   77,397,915.799
Percentage of Outstanding Shares 65.225%
Percentage of Shares Voted  98.489%
Shares Withheld   1,187,073.125
Percentage of Outstanding Shares 1.000%
Percentage of Shares Voted  1.511%

Joseph W. Chow

Shares Voted For   77,285,371.301
Percentage of Outstanding Shares 65.130%
Percentage of Shares Voted  98.346%
Shares Withheld   1,299,617.623
Percentage of Outstanding Shares 1.095%
Percentage of Shares Voted  1.654%

Patrick P. Coyne

Shares Voted For   77,395,165.343
Percentage of Outstanding Shares 65.222%
Percentage of Shares Voted  98.486%
Shares Withheld   1,189,823.581
Percentage of Outstanding Shares 1.003%
Percentage of Shares Voted  1.514%

John A. Fry

Shares Voted For   77,394,790.343
Percentage of Outstanding Shares 65.222%
Percentage of Shares Voted  98.485%
Shares Withheld   1,190,198.581
Percentage of Outstanding Shares 1.003%
Percentage of Shares Voted  1.515%

Lucinda S. Landreth

Shares Voted For   77,370,351.799
Percentage of Outstanding Shares 65.202%
Percentage of Shares Voted  98.454%
Shares Withheld   1,214,637.125
Percentage of Outstanding Shares 1.024%
Percentage of Shares Voted  1.546%

Frances A. Sevilla-Sacasa

Shares Voted For   77,375,937.301
Percentage of Outstanding Shares 65.206%
Percentage of Shares Voted  98.461%
Shares Withheld   1,209,051.623
Percentage of Outstanding Shares 1.019%
Percentage of Shares Voted  1.539%

Thomas K. Whitford

Shares Voted For   77,381,528.607
Percentage of Outstanding Shares 65.211%
Percentage of Shares Voted  98.469%
Shares Withheld   1,203,460.317
Percentage of Outstanding Shares 1.014%
Percentage of Shares Voted  1.531%

Janet L. Yeomans

Shares Voted For   77,362,190.845
Percentage of Outstanding Shares 65.195%
Percentage of Shares Voted  98.444%
Shares Withheld   1,222,798.079
Percentage of Outstanding Shares 1.030%
Percentage of Shares Voted  1.556%

J. Richard Zecher

Shares Voted For   77,388,843.343
Percentage of Outstanding Shares 65.217%
Percentage of Shares Voted  98.478%
Shares Withheld   1,196,145.581
Percentage of Outstanding Shares 1.008%
Percentage of Shares Voted  1.522%

2.
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund was present, and the votes passed with the required majority of those shares.?The results were as follows:

Delaware Minnesota High-Yield Municipal Bond Fund

Shares Voted For   7,493,151.634
Percentage of Outstanding Shares 48.847%
Percentage of Shares Voted  70.248%
Shares Voted Against   349,802.640
Percentage of Outstanding Shares 2.280%
Percentage of Shares Voted  3.279%
Shares Abstained   307,369.815
Percentage of Outstanding Shares 2.004%
Percentage of Shares Voted  2.882%
Broker Non-Votes   2,516,382.000

Delaware National High-Yield Municipal Bond Fund

Shares Voted For   39,246,189.802
Percentage of Outstanding Shares 49.576%
Percentage of Shares Voted  69.433%
Shares Voted Against   820,119.825
Percentage of Outstanding Shares 1.036%
Percentage of Shares Voted  1.451%
Shares Abstained   495,641.534
Percentage of Outstanding Shares 0.626%
Percentage of Shares Voted  0.877%
Broker Non-Votes   15,961,488.000

Delaware Tax-Free California Fund

Shares Voted For   3,586,894.995
Percentage of Outstanding Shares 44.871%
Percentage of Shares Voted  74.524%
Shares Voted Against   65,490.969
Percentage of Outstanding Shares 0.819%
Percentage of Shares Voted  1.361%
Shares Abstained   33,797.889
Percentage of Outstanding Shares 0.423%
Percentage of Shares Voted  0.702%
Broker Non-Votes   1,126,911.000

Delaware Tax-Free Idaho Fund

Shares Voted For   3,592,784.439
Percentage of Outstanding Shares 37.808%
Percentage of Shares Voted  72.266%
Shares Voted Against   144,960.632
Percentage of Outstanding Shares 1.525%
Percentage of Shares Voted  2.916%
Shares Abstained   260,483.063
Percentage of Outstanding Shares 2.741%
Percentage of Shares Voted  5.239%
Broker Non-Votes   973,366.000

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, Delaware Tax-Free California Fund, and Delaware Tax-Free Idaho Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Minnesota High-Yield Municipal Bond Fund

Shares Voted For   7,470,543.121
Percentage of Outstanding Shares 48.700%
Percentage of Shares Voted  70.036%
Shares Voted Against   360,118.559
Percentage of Outstanding Shares 2.348%
Percentage of Shares Voted  3.376%
Shares Abstained   319,663.409
Percentage of Outstanding Shares 2.084%
Percentage of Shares Voted  2.997%
Broker Non-Votes   2,516,381.000

Delaware National High-Yield Municipal Bond Fund

Shares Voted For   39,239,573.984
Percentage of Outstanding Shares 49.567%
Percentage of Shares Voted  69.422%
Shares Voted Against   843,759.270
Percentage of Outstanding Shares 1.066%
Percentage of Shares Voted  1.493%
Shares Abstained   478,613.907
Percentage of Outstanding Shares 0.605%
Percentage of Shares Voted  0.847%
Broker Non-Votes   15,961,492.000

Delaware Tax-Free California Fund

Shares Voted For   3,452,237.351
Percentage of Outstanding Shares 43.187%
Percentage of Shares Voted  71.726%
Shares Voted Against   197,767.710
Percentage of Outstanding Shares 2.474%
Percentage of Shares Voted  4.109%
Shares Abstained   36,178.792
Percentage of Outstanding Shares 0.453%
Percentage of Shares Voted  0.752%
Broker Non-Votes   1,126,911.000

Delaware Tax-Free Idaho Fund

Shares Voted For   3,573,829.646
Percentage of Outstanding Shares 37.608%
Percentage of Shares Voted  71.885%
Shares Voted Against   236,203.280
Percentage of Outstanding Shares 2.486%
Percentage of Shares Voted  4.751%
Shares Abstained   188,196.208
Percentage of Outstanding Shares 1.980%
Percentage of Shares Voted  3.785%
Broker Non-Votes   973,365.000

4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Voyageur Mutual Funds

Shares Voted For   53,350,588.915
Percentage of Outstanding Shares 44.960%
Percentage of Shares Voted  67.889%
Shares Voted Against   1,291,148.802
Percentage of Outstanding Shares 1.088%
Percentage of Shares Voted  1.643%
Shares Abstained   1,136,878.207
Percentage of Outstanding Shares 0.958%
Percentage of Shares Voted  1.447%
Broker Non-Votes   22,806,373.000

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Voyageur Mutual Funds

Shares Voted For   53,435,861.658
Percentage of Outstanding Shares 45.031%
Percentage of Shares Voted  67.998%
Shares Voted Against   1,312,655.329
Percentage of Outstanding Shares 1.106%
Percentage of Shares Voted  1.670%
Shares Abstained   1,030,092.937
Percentage of Outstanding Shares 0.868%
Percentage of Shares Voted  1.311%
Broker Non-Votes   22,806,379.000

4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Voyageur Mutual Funds

Shares Voted For   54,268,750.116
Percentage of Outstanding Shares 45.733%
Percentage of Shares Voted  69.057%
Shares Voted Against   486,387.431
Percentage of Outstanding Shares 0.410%
Percentage of Shares Voted  0.619%
Shares Abstained   1,023,482.377
Percentage of Outstanding Shares 0.863%
Percentage of Shares Voted  1.302%
Broker Non-Votes   22,806,369.000

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